As filed with the U.S. Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NGM BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1679911
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
333 Oyster Point Boulevard
South San Francisco, California 94080
(650) 243-5555
(Address of principal executive offices) (Zip code)
NGM Biopharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan
NGM Biopharmaceuticals, Inc. 2019 Employee Stock Purchase Plan
(Full titles of the plans)

David J. Woodhouse, Ph.D.
Chief Executive Officer
NGM Biopharmaceuticals, Inc.
333 Oyster Point Boulevard
South San Francisco, California 94080
(650) 243-5555
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:

Valerie Pierce	Chadwick L. Mills
Senior Vice President, General Counsel and Chief	Christina T. Roupas
Compliance Officer	Cooley LLP
NGM Biopharmaceuticals, Inc.	3 Embarcadero Center
333 Oyster Point Boulevard	20th Floor
South San Francisco, California 94080	San Francisco, California 94111
(650) 243-5555	(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
NGM Biopharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 4,094,270 shares of common stock, par value $0.001 per share (the “Common Stock”) consisting of 3,275,416 shares of Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “Restated 2018 Plan”) and 818,854 shares of Common Stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan (the “ESPP”). The Registrant previously registered shares of its Common Stock for issuance under the Restated 2018 Plan and ESPP pursuant to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2019 (File No. 333-230725). In addition, the Registrant registered shares of its Common Stock for Issuance under the Restated 2018 Plan pursuant to the Registrant’s Registration Statements on Form S-8 filed with the SEC on March 17, 2020 (File No. 333-237243), March 15, 2021 (File No. 333-254295) and March 1, 2022 (File No. 333-263155) (together, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:
•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.
•The description of the Registrant’s Common Stock contained in a Registration Statement on Form 8-A filed with the SEC on March 29, 2019, together with any amendment or report thereto filed with the Commission for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 17, 2020.
All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38853	3.1	4/8/19

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-227608	3.4	9/28/18

4.3	Form of Common Stock Certificate.	S-1	333-227608	4.2	4/1/19

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2018 Equity Incentive Plan.	S-1	333-227608	10.3	3/25/19

99.2	2019 Employee Stock Purchase Plan	S-1	333-227608	10.6	3/25/19

107*	Filing fee table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 28th day of February, 2023.

NGM Biopharmaceuticals, Inc.
By:	/s/ David J. Woodhouse
David J. Woodhouse, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Woodhouse, Siobhan Nolan Mangini and Valerie Pierce, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David J. Woodhouse	Chief Executive Officer and Director	February 28, 2023
David J. Woodhouse, Ph.D.	(Principal Executive Officer)

/s/ Siobhan Nolan Mangini	President and Chief Financial Officer	February 28, 2023
Siobhan Nolan Mangini	(Principal Financial and Accounting Officer)

/s/ Bill Rieflin	Chairman and Director	February 28, 2023
William J. Rieflin

/s/ Jin-Long Chen	Chief Scientific Officer and Director	February 28, 2023
Jin-Long Chen, Ph.D.

/s/ David V. Goeddel, Ph.D.	Director	February 28, 2023
David V. Goeddel, Ph.D.

/s/ Shelly D. Guyer	Director	February 28, 2023
Shelly D. Guyer

/s/ Carole Ho	Director	February 28, 2023
Carole Ho, M.D.

/s/ Suzanne Hooper	Director	February 28, 2023
Suzanne Sawochka Hooper

/s/ Roger M. Perlmutter, M.D.	Director	February 28, 2023
Roger M. Perlmutter, M.D., Ph.D.